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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firms under the caption "Experts" and
"Item B. Selected Financial Data," included in Annex 1, and to the use of our reports dated February 11, 2001, with respect to the consolidated financial statements of ABB Ltd as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, prepared on the basis of United States generally accepted accounting principles and related schedule included in
Annex 1 to the Registration Statement (Form F-4 No. 33-    ) of ABB Ltd expected
to be filed with the Securities and Exchange Commission on or about April 3, 2001 for the offer to exchange all of ABB Ltd's outstanding restricted American Depository Shares for new American Depository Shares.

KPMG Klynveld Peat                                                  Ernst & Young AG
Marwick Goerdeler SA

/s/ B. A. MATHERS                    /s/ B.J. DEBLANC               /s/ J. BIRGERSON         /s/ C.A. BARONE
B. A. Mathers                        B.J. DeBlanc                   J. Birgerson             C.A. Barone

Zurich, Switzerland                                                 Zurich, Switzerland
March 30, 2001                                                      March 30, 2001